As filed with the Securities and Exchange Commission on April 29, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2381368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231

(Address of principal executive offices)(Zip Code)

Reddy Ice Holdings, Inc. 2005 Long-Term Incentive and Share Award Plan

(Full title of the plan)

Steven J. Janusek
Chief Financial Officer
Reddy Ice Holdings, Inc.

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(214) 526-6740

(Name, address and telephone number,
including area code, of agent for service of process)

Copy to:

Jamie Knox, Esq.
DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	2,000,000 shares (3)	$4.245	$8,490,000	$605.34

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)           Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant’s common stock reported on the New York Stock Exchange for April 28, 2010.

(3)           Represents 2,000,000 additional shares of Common Stock issuable pursuant to the Reddy Ice Holdings, Inc. 2005 Long-Term Incentive and Share Award Plan.

STATEMENT UNDER GENERAL INSTRUCTION E — REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 2,000,000 shares of Reddy Ice Holdings, Inc.’s (the “Registrant”) Common Stock to be issued pursuant to the Registrant’s 2005 Long-Term Incentive and Share Award Plan  (the “Plan”).  A registration statement on Form S-8 (File No. 333-129103) was filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2005, covering the registration of 750,000 shares authorized for issuance under the Plan. A registration statement on Form S-8 (File No. 333-150670) was filed with the Commission on May 6, 2008, covering the registration of an additional 500,000 shares authorized for issuance under the Plan.  A registration statement on Form S-8 (File No. 333-159368) was filed with the Commission on May 20, 2009, covering the registration of an additional 1,500,000 shares authorized for issuance under the Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares under the Plan.  The current registration will increase the total number of shares registered under the Plan to 4,750,000.  Pursuant to such General Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-129103, 333-150670 and 333-159368) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Securities and Exchange Commission, or the Commission, are incorporated herein by reference to the extent such documents are deemed “filed” with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 19, 2010 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Commission on April 23, 2010;

(c)	the Registrant’s Current Report on Form 8-K filed January 6, 2010;

(d)	the Registrant’s Current Report on Form 8-K filed February 22, 2010;

(e)	the Registrant’s Current Report on Form 8-K filed February 23, 2010;

(f)	the Registrant’s Current Report on Form 8-K filed March 4, 2010;

(g)	the Registrant’s Current Report on Form 8-K filed March 10, 2010;

(h)	the Registrant’s Current Report on Form 8-K filed March 16, 2010;

(i)	the Registrant’s Current Report on Form 8-K filed March 25, 2010; and

(j)	the Registrant’s Form 8-A filed with the Commission on August 4, 2005, in which the terms, rights and provisions applicable to the Registrant’s Common Stock are described.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 8.    Exhibits.

4.1	Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended through March 19, 2010 +
5.1	Legal opinion of DLA Piper LLP (US) +
23.1	Consent of PricewaterhouseCoopers LLP +
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

+	Filed herewith.

Item 9.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 29, 2010.

REDDY ICE HOLDINGS, INC.

By:	/s/Gilbert M. Cassagne
Name: Gilbert M. Cassagne
	Title:	Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints Gilbert M. Cassagne and Steven J. Janusek his true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gilbert M. Cassagne	Chairman of the Board of Directors, Chief Executive Officer and President	April 29, 2010
Gilbert M. Cassagne	(Principal Executive Officer)

/s/ Steven J. Janusek	Executive Vice President, Chief Financial Officer and Secretary	April 29, 2010
Steven J. Janusek	(Principal Accounting and Financial Officer)

/s/ William P. Brick	Director	April 29, 2010
William P. Brick

/s/ Kevin J. Cameron	Director	April 29, 2010
Kevin J. Cameron

/s/ Theodore J. Host	Director	April 29, 2010
Theodore J. Host

/s/ Michael S. McGrath	Director	April 29, 2010
Michael S. McGrath

/s/ Michael H. Rauch	Director	April 29, 2010
Michael H. Rauch

/s/ Robert N. Verdecchio	Director	April 29, 2010
Robert N. Verdecchio

INDEX TO EXHIBITS

Exhibit No	Description
4.1	Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended through March 19, 2010 +
5.1	Legal opinion of DLA Piper LLP (US) +
23.1	Consent of PricewaterhouseCoopers LLP +
23.2	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

+	Filed herewith.